SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549


                             FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                               1934

              Date of Report:  December 5, 1995


                         GANNETT CO., INC.
     (Exact name of registrant as specified in its charter)

Delaware                 1-6961                    16-0442930
(State or other       (Commission              (IRS Employer
 jurisdiction          File Number)           Identification No.)
 of incorporation)


         1100 Wilson Boulevard, Arlington, Virginia  22234

         (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code (703) 284-6000


ITEM 1.  ACQUISITION OR DISPOSITION OF ASSETS

       On December 4, 1995, Gannett Co., Inc. ("Gannett") completed the acquisition of Multimedia, Inc., a South Carolina corporation, by means of a merger of Gannett Multimedia Acquisition Subsidiary, a wholly owned subsidiary of Gannett, with and into Multimedia, pursuant to the terms of the Agreement and Plan of Merger dated as of July 24, 1995.

        As a result of the merger, each share of outstanding common stock of Multimedia has been converted into the right to receive $45.25 in cash, without adjustment. On the Closing Date there were 38,734,078 shares of Multimedia common stock outstanding for a total consideration for those shares of $1,752,717,030. As a result of the merger, Gannett will assume approximately $501,500,000 of long-term indebtedness of Multimedia of which approximately $440,500,000 will be immediately prepaid. The purchase price and the debt prepayment will be funded with available cash and the proceeds of the sale of Gannett short term notes in the commercial paper market.

The principles followed in determining the amount of consideration to be paid included management's determination of the fair market value of Multimedia utilizing a projected net income analysis taking into account the economic synergies arising from combining the business acquired with Gannett operations and a projected cash flow analysis.

        On December 4, 1995, Gannett issued a press release relating to the consummation of the merger, a copy of which is attached as exhibit 1 and is incorporated herein by reference.

ITEM  7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

   (1) Audited consolidated balance sheets of Multimedia, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the three years ended December 31, 1994, 1993 and 1992 (incorporated by reference to Gannett's 8-k dated October 23, 1995 and filed as an exhibit hereto).

   (2) Unaudited consolidated balance sheet of Multimedia, Inc. And Subsidiaries as of September 30, 1995; unaudited consolidated statements of earnings for the three months and nine months ended September 30, 1995 and September 30, 1994, and unaudited statements of cash flows for the nine months ended September 30, 1995 and September 30, 1994 (as filed with Multimedia's Quarterly Report on form 10Q for the quarterly period ended September 30, 1995 and filed as an exhibit hereto.)

(b) The following pro forma combining financial statements of Gannett and its pending acquisition are included in this report:

   (1) Unaudited pro forma consolidated condensed balance sheet as of September 24, 1995 and the unaudited pro forma consolidated condensed statements of earnings for the year ended December 25, 1994 and the nine periods ended September 24, 1995 (filed as an exhibit hereto).

(c) Exhibits.

    See Exhibit Index for list of exhibits.

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                GANNETT CO., INC.



Dated:   December 5, 1995

By:        /s/  Thomas L. Chapple
           -----------------------
                Thomas L. Chapple,
                General Counsel and Secretary

                           Exhibit Index


Exhibit
Number    Title or Description
-----     --------------------
  1       Press Release

  99-1    Agreement and Plan of Merger dated          Incorporated by reference
          July 24, 1995                               to Gannett's form 8-K
                                                      dated July 26, 1995

  99-2    Audited consolidated balance sheets of      Incorporated by reference
          Multimedia, Inc. and subsidiaries as of     to Gannett's form 8-K
          December 31, 1994 and 1993, and the         dated October 23, 1995
          related consolidated statement of earn-
          ings, changes in stockholders' equity,
          and cash flows for each of the three
          years ended December 31, 1994, 1993 and
          1992.

  99-3    Unaudited consolidated balance sheet of
          Multimedia, Inc. And Subsidiaries as of
          September 30, 1995; unaudited consolidated statements of operations for the three months and nine months ended September 30, 1995 and September 30, 1994 and unaudited statements of cash flows for the nine months ended
          September 30, 1995 and September 30, 1994 (as filed with Multimedia's Quarterly report on form 10-Q for the quarterly period ended
          September 30, 1995 and filed as an exhibit hereto.

  99-4 Unaudited pro forma consolidated condensed balance sheet as of September 24, 1995 and the unaudited pro forma consolidated condensed statements of earnings for the year ended
          December 25, 1994 and the nine month period ended September 24, 1995.